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Exhibit 15.2

If you do not expressly indicate how you wish your vote to be cast, your shares will be voted in accordance with the proposals of the Luxottica Board of Directors.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
AGENDA ITEMS FOR THE EXTRAORDINARY MEETING (SEE BELOW FOR AGENDA ITEMS)				AGENDA ITEMS FOR THE ORDINARY MEETING (SEE BELOW FOR AGENDA ITEMS)
	FOR	AGAINST	ABSTAIN						FOR	AGAINST	ABSTAIN
Agenda Item 1	☐	☐	☐	Agenda Item 1	(non-voting item)			Agenda Item 5	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Agenda Item 2	☐	☐	☐	Agenda Item 2	☐	☐	☐	Agenda Item 6	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Agenda Item 3	☐	☐	☐	Agenda Item 3	☐	☐	☐	Agenda Item 7	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				Agenda Item 4	☐	☐	☐

☐	By checking this box the undersigned gives power to the proxyholder indicated above to vote in the undersigned's name as the proxyholder deems fit on amendments and new resolutions.

Important: If amendments or new resolutions were to be presented, the undersigned will abstain UNLESS the undersigned has checked the box to the right:

Given on:	2006	Corporate or entity shareholder:	Name of signatory(ies):
Signed:		Name:

Individual Shareholder:		For and on behalf of the above shareholder by:	Title of signatory(ies):
Name:

/*\ FOLD AND DETACH HERE /*\

AGENDA
of the Extraordinary and Ordinary Meeting of Shareholders

EXTRAORDINARY MEETING

Consideration of resolutions relating to:

1.
Increase from 12 to 15 of the maximum number of Directors to serve on the Board of Directors and amendment of art. 17 of the By-laws;

2.
Approval of a capital increase in an amount up to a maximum of Euro 1,200,000.00, to be reserved for grants under the 2006 Stock Option Plan to employees of the Group, as to which the pre-emptive rights of the shareholders pursuant to Italian law (Section 2441, paragraph 8, of the Italian Civil Code and Section 134 of Legislative Decree No. 58/1998) shall not be applicable; and

3.
Amendments of articles 12, 13, 17, 18, 19, 20, 23, 26, 27 and 28 of the By-laws in compliance with Italian law n. 262/2005.

ORDINARY MEETING

Consideration of resolutions relating to:

1.
Submission of the Company's Statutory Financial Statement and the Consolidated Financial Statements as of and for the year ended December 31, 2005 and of the reports thereon of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Public Accountants (non-voting item);

2.
Resolution with respect to the allocation of net income and distribution of dividends;

3.
Determination of the number of Directors to serve on the Board of Directors;

4.
Appointment of the Board of Directors and determination of their compensation;

5.
Appointment of the Board of Statutory Auditors and of the Chairman of the Board of Statutory Auditors and determination of their compensation;

6.
Appointment of the Independent Public Accountants, pursuant to Art. 155 and subsequent articles of Legislative Decree no. 58/1998 for the financial years 2006 - 2011; and

7.
Approval of the 2006 Stock Option Plan.

LUXOTTICA GROUP SPA

THE FOLLOWING PROXY CARD RELATES TO THE EXTRAORDINARY AND ORDINARY MEETING OF THE SHAREHOLDERS OF LUXOTTICA AND IS BEING SENT TO THE HOLDERS OF LUXOTTICA GROUP SPA AMERICAN DEPOSITARY RECEIPTS PURSUANT TO THE DEPOSIT AGREEMENT AMONG LUXOTTICA GROUP SPA, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, AND THE REGISTERED HOLDERS AND BENEFICIAL OWNERS OF THE AMERICAN DEPOSITARY RECEIPTS

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Proxies submitted over the Internet or by telephone must be received by 11:59 pm Eastern Time on Tuesday, June 7, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/lux Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

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AGENDA of the Extraordinary and Ordinary Meeting of Shareholders
LUXOTTICA GROUP SPA
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Proxies submitted over the Internet or by telephone must be received by 11:59 pm Eastern Time on Tuesday, June 7, 2006.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.